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Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports as they relate to Dobson/Sygnet Communications Company and Dobson/Sygnet Operating Company (and to all references to our Firm) included in or made a part of this registration statement.

                                       ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
January 21, 1999